                                                                     EXHIBIT 4.3

                         FIRST AMENDMENT TO GUARANTEE
                         ----------------------------

THIS FIRST AMENDMENT TO GUARANTEE dated as of September 28, 1998 between IKON Office Solutions, Inc. (formerly Alco Standard Corporation) (the "GUARANTOR")
                                                                  ----------
and Deutsche Bank Canada (the "AGENT"), as agent for certain lenders pursuant to
                               ------
a credit agreement between such lenders, the Agent and Alco Office Systems-Canada, Inc. (now IKON Office Solutions Inc.) dated as of October 13, 1995 and amended as of March 31, 1996.

WHEREAS:

A. The Guarantor and the Agent are parties to a guarantee agreement dated as of October 13, 1995 (the "GUARANTEE"); and
                               ----------

B.   The Guarantor and the Agent wish to amend the Guarantee.

          NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements contained in this agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE ONE

                                INTERPRETATION

Section 1.01  ONE AGREEMENT:  This agreement amends the Guarantee.  This
              -------------
agreement and the Guarantee shall be read, interpreted, construed and have effect as, and shall constitute, one agreement with the same effect as if the amendments made by this agreement had been contained in the Guarantee as of the date of this agreement.

SECTION 1.02  DEFINED TERMS:  In this agreement,
              -------------

     (a) terms defined herein (including in the recitals hereto) have the respective meanings given to them herein; and

     (b) all other capitalized terms have the respective meanings given to them in the Guarantee.

SECTION 1.03  HEADINGS:  The headings of the Articles and Sections hereof are
              --------
inserted for convenience of reference only and shall not affect the construction or interpretation of this agreement or of the Guarantee, as amended hereby.

                                  ARTICLE TWO

                                  AMENDMENTS

SECTION 2.01 Section 18 of the Guarantee is hereby amended by inserting the following definitions in alphabetic order:

     "1996 Credit Agreement" shall mean the credit agreement dated as of August 30, 1996 among the Guarantor, such Subsidiaries as are or as may become a party thereto from time to time, Deutsche Bank AG, New York Branch and/or Cayman Islands Branch and the various lending institutions as are or as may become a party thereto from time to time (collectively, the "Banks"), and Deutsche Bank AG, acting through its New York Branch as agent for the Banks, as such agreement may be amended, restated, supplemented or replaced from time to time.

     "1998 Credit Agreement" shall mean the amended and restated credit agreement dated as of January 16, 1998 among the Guarantor, such subsidiaries of the Guarantor as are or as may become parties thereto from time to time, the various lending institutions as are or as may become parties thereto from time to time (collectively, the "Banks"), and CoreStates Bank, N.A., as agent for the Banks, as such agreement may be amended, restated, supplemented or replaced from time to time.

     "Securitization" shall mean with respect to the Guarantor and its Consolidated Subsidiaries the transfer or pledge of assets or interests in assets to a trust, partnership, corporation or other entity, which transfer or pledge is funded by such entity in whole or in part by the issuance of instruments or securities that are paid principally from the cash flow derived from such assets or interests in assets.

SECTION 2.02 Section 7.2 of the Guarantee is hereby deleted in its entirety, and the following new Section 7.2 of the Guarantee is hereby substituted therefor:

     "7.2  Funded Debt to Total Capitalization Ratio.  The Guarantor will not
           -----------------------------------------
     permit Funded Debt of the Guarantor and its Consolidated Subsidiaries to exceed 50% of the sum of (1) Funded Debt of the Guarantor and its Consolidated Subsidiaries plus (2) the consolidated minority interest obligations shown on the consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries plus (3) the Consolidated Net Worth of the Guarantor and its Consolidated Subsidiaries. For purposes of calculating such ratio, Finance Leasing Subsidiaries shall be excluded from the definition of "Consolidated Subsidiaries"."

SECTION 2.03 The text of Section 7.3 of the Guarantee is hereby deleted in its entirety and replaced with the phrase "Intentionally deleted".

SECTION 2.04 Section 7.4 of the Guarantee is hereby deleted in its entirety and the following new Section 7.4 is hereby substituted therefor:

     "7.4  Subsidiaries' Debt.  The Guarantor will not permit any of its
           ------------------
     Subsidiaries directly or indirectly to create, incur, assume, suffer to exist, guarantee or otherwise become, be or remain liable with respect to any Debt (other than Excluded Debt, as defined below) in an aggregate amount outstanding (as to all Subsidiaries) at any time in excess of 20% of Consolidated Net Worth plus the amount of such Debt outstanding on the date hereof (other than Excluded Debt outstanding on the date hereof). For the purposes of this Agreement, Excluded Debt shall mean: (i) Debt owing exclusively to the Guarantor or another Subsidiary, (ii) Debt of a Subsidiary outstanding on the date that the Guarantor acquires such Subsidiary, (iii) Debt with respect to property to be used by the Guarantor or its Subsidiaries, the interest on which Debt is exempt from Federal income tax pursuant to Section 103 of the Internal Revenue Code of 1986, as amended, (iv) Debt of any foreign Subsidiary that is not guaranteed by the Guarantor or any other Subsidiary, (v) Debt of Finance Leasing Subsidiaries owing to the Guarantor or any of its Consolidated Subsidiaries, (vi) Debt of Finance Leasing Subsidiaries to a person or persons other than the Guarantor and its Consolidated Subsidiaries provided that such Debt is not guaranteed by the Guarantor or any of its Consolidated Subsidiaries, and (vii) Debt under the 1996 Credit Agreement and the 1998 Credit Agreement."

SECTION 2.05 The text of Section 7.5 of the Guarantee is hereby deleted in its entirety and replaced with the phrase "Intentionally deleted".

SECTION 2.06  Section 7.8 of the Guarantee is hereby amended by:

     (a)  deleting the word "and" at the end of Section 7.8(g);

     (b) deleting the "." at the end of Section 7.8(h), and in its place substituting "; and"; and

     (c)  adding the following Section 7(8)(i):

          "liens arising in connection with a Securitization permitted by
          Section 7.9 hereof, limited in each case to the accounts therein or in any trust or similar entity utilized to effect such Securitizations and to any equipment giving rise to such accounts.".

SECTION 2.07 Section 7.9 of the Guarantee is hereby deleted in its entirety, and the following new Section 7.9 is hereby substituted therefor:

     "7.9 Sale, Discount of Receivables; Sale, Leaseback Transactions.  The
          -----------------------------------------------------------
     Guarantor will not, and will not permit its Consolidated Subsidiaries, with the exception of the Finance Leasing Subsidiaries, to enter into any Securitizations, or sell or discount receivables with recourse or sell and lease back fixed assets the aggregate amount of which when added to all liens permitted by Section 7.8(g) exceed 10% of Consolidated Net Worth."

SECTION 2.08 Section 7.17 of the Guarantee is hereby amended by:

     (a) deleting the reference to "ERISA section 4042" in the 14th line and in its place substituting a reference to "ERISA section 4049"; and

     (b) deleting the figure "U.S.$5,000,000" in the twenty-third line and in its place substituting the figure "U.S.$10,000,000".

                                 ARTICLE THREE

                        REPRESENTATIONS AND WARRANTIES

Section 3.01  CONFIRMATION OF REPRESENTATIONS:  The Guarantor represents and
              -------------------------------
warrants that, as at the date of this agreement and after giving effect thereto, the Guarantor is not in default in the observance or performance of any of its covenants or obligations under the Guarantee and that the representations and warranties contained in Section 6 of the Guarantee are true and correct as of the date hereof.

                                 ARTICLE FOUR

                                    GENERAL

Section 4.01  EFFECTIVE DATE AND CONFIRMATION:  This agreement and the
              -------------------------------
amendments to the Guarantee contained in this agreement shall be effective as of and from the date of this agreement. The Guarantee, as amended by this agreement, shall continue in full force and effect.

SECTION 4.02  BINDING NATURE:  This agreement shall enure to the benefit of and
              --------------
be binding upon each of the Agent and the Guarantor and their successors and permitted assigns.

SECTION 4.03  LAW OF CONTRACT:  This agreement shall be governed by and
              ---------------
construed in accordance with the laws of the State of New York and of the laws of the United States of America as applicable therein.

SECTION 4.04  EXECUTION:  This agreement may be executed in counterparts, all of
              ---------
which when taken together shall constitute one document. The parties to this agreement may rely on facsimile signatures by any of the parties hereto, as if such facsimile signatures were original signatures.

          IN WITNESS OF WHICH the parties have executed this agreement as of the date first referred to above.

IKON OFFICE SOLUTIONS, INC.



By:  /s/ Signature
     --------------------------
Name:
Title:

DEUTSCHE BANK CANADA
as Agent

By:  /s/ Signature
     --------------------------
Name:
Title

By:  _____________________________
Name:
Title

                          ACKNOWLEDGEMENT AND CONSENT

     Each of the undersigned Banks under the Credit Agreement acknowledges and consents to the terms and conditions of the above First Amendment to Guarantee. This acknowledgment and consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page to this acknowledgement and confirmation by any party by facsimile transmission shall be as effective as delivery of a manually executed copy of this acknowledgment and consent by such party.

        IN WITNESS OF WHICH the parties have executed this acknowledgment as of the date first referred to above.

                    [signatures on the next following page]



DEUTSCHE BANK CANADA
as Bank

By:  /s/ Signature
     ---------------------------
Name:
Title

By:  /s/ Signature
     ---------------------------
Name:
Title

CHASE MANHATTAN BANK OF CANADA
as Bank

By:  /s/ Signature
     ---------------------------
Name:
Title

By:  /s/ Signature
     ---------------------------
Name:
Title